Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Reports Fourth Quarter and Full Year 2019 Earnings; Increases Quarterly Dividend 10.0%

Indiana, PA, January 28, 2020 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the fourth quarter and full year 2019.
Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Years Ended
except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Reported Results
Net income	$26,820	$26,644	$26,998	$105,333	$107,498
Diluted earnings per share	$0.27	$0.27	$0.27	$1.07	$1.08
Return on average assets	1.30%	1.31%	1.39%	1.31%	1.42%
Return on average equity	10.13%	10.22%	11.06%	10.32%	11.41%

Operating Results (non-GAAP)(1)
Core net income	$26,634	$29,597	$27,000	$108,126	$108,791
Core diluted earnings per share	$0.27	$0.30	$0.27	$1.10	$1.10
Core return on average assets	1.29%	1.46%	1.39%	1.35%	1.44%
Return on average tangible common equity	14.99%	14.62%	16.09%	14.92%	16.67%
Core return on average tangible common equity	14.89%	16.20%	16.09%	15.30%	16.87%
Core efficiency ratio	57.23%	55.73%	57.45%	56.97%	57.15%
Net interest margin (FTE)	3.73%	3.76%	3.70%	3.75%	3.71%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.

Full Year 2019 Highlights
Franchise Growth

•
The company successfully completed its acquisition of 14 former Santander branches located in Central Pennsylvania on September 6, 2019, which included $471 million in deposits and $100 million in loans at close.

•	Total loans grew $419 million, or 7.2% compared to the prior year including $319 million, or 5.5% in organic loan growth (excluding loans acquired in the branch acquisition).

•	Average deposits grew $500 million, or 8.6% compared to the prior year including $351 million, or 6.0% in organic deposit growth (excluding deposits acquired in the branch acquisition).

•	Tangible book value per share grew 7.3% year-over-year.
Earnings

•
For the year ended December 31, 2019, net income was $105.3 million (or $1.07 diluted earnings per share). Core net income (non-GAAP)(1), which excludes acquisition expenses, was $108.1 million, or $1.10 diluted earnings per share.

◦	Core earnings per share (non-GAAP)(1) in 2018 totaled $1.10, but included net security gains of $0.06 per share.

•	Total revenue (excluding net security gains) (non-GAAP)(1) grew $22.3 million, or 6.7% from the prior year.

◦	Net interest income (on a fully tax-equivalent (FTE) basis) (non-GAAP)(1) increased $17.4 million, or 6.9%, from the prior year.

◦	Noninterest income (excluding net security gains) (non-GAAP)(1) grew $4.9 million, or 6.1%, from the prior year.

•	Total noninterest expense decreased $14.4 million, or 7.4% from the prior year.

◦	Noninterest expense (excluding acquisition expenses) (non-GAAP)(1) increased $12.5 million, or 6.5%, from the prior year.

Profitability

•	The net interest margin improved four basis points to 3.75% compared to the prior year.

•	The efficiency ratio improved 18 basis points to 56.97% compared to the prior year.

•	The return on average assets (ROA) for the year ended December 31, 2019 was 1.31%.

◦	Core ROA (non-GAAP)(1) for the year ended December 31, 2019 was 1.35% as compared to 1.44% in the prior year, which included 0.08% attributable to securities gains.

Fourth Quarter 2019 Highlights

Franchise Growth

•	Total gross loans (including loans held for sale) grew $85 million, or 5.6% (annualized), compared to the prior quarter.

•
Average noninterest bearing deposits grew $113 million, or 28.9% (annualized) compared to the prior quarter including $49 million, or 12.7% (annualized) in organic noninterest bearing deposit growth (excluding acquired deposits).

Earnings

•	For the quarter ended December 31, 2019, net income was $26.8 million (or $0.27 diluted earnings per share), resulting in an ROA of 1.30% and an ROE of 10.13%.

•	Total revenue grew $5.7 million, or 6.6%, from the prior year quarter and $0.7 million, or 3.0% (annualized), from the third quarter of 2019.

◦	Net interest income (FTE) increased $3.7 million, or 5.6% from the prior year quarter and increased $0.3 million, or 2.0% (annualized), from the third quarter of 2019.

◦	Noninterest income (excluding security gains) grew $2.0 million, or 9.7% from the prior year quarter and $0.4 million, or 6.3% (annualized), from the third quarter of 2019.

•	Total noninterest expense increased $3.1 million, or 6.2%, from the prior year quarter and decreased $1.8 million, or 3.3%, from the third quarter of 2019.

◦	Noninterest expense (excluding acquisition expenses) increased $2.1 million from the prior quarter.

•	Provision for credit losses totaled $4.9 million, an increase of $2.2 million from the previous quarter.

◦	Nonperforming loans as a percentage of total loans decreased six basis points from the prior quarter and currently total 0.52% of loans outstanding. This represents a 10-year low in this metric.

“2019 was another busy and productive year for our company,” stated T. Michael Price, President and Chief Executive Officer, “We expanded our footprint into the nearby Central Pennsylvania market with the acquisition of 14 former Santander branches, our fee income businesses continued to grow and expenses remained well controlled despite strategic investments in talent and technology. Additionally, our migration to a regional leadership model produced mid-single digit organic loan growth which mirrored our deposits gathering. We expect headwinds from the lower interest rate environment going into 2020 but I have confidence in our team’s ability to continue to produce positive long-term performance for our shareholders.”

Earnings
Net income for the fourth quarter of 2019 was $26.8 million, as compared to $26.6 million and $27.0 million in the prior quarter and fourth quarter of 2018, respectively.
Net income for the year ended December 31, 2019 was $105.3 million, as compared to $107.5 million for the year ended December 31, 2018. Core net income, which excludes merger-related expenses of $1.6 million (pretax) in 2018 and merger-related expenses of $3.5 million (pre-tax) in 2019, was $108.1 million and $108.8 million for the years ended December 31, 2019 and 2018, respectively. However, the results for the prior year were impacted by an $8.1 million (pre-tax) gain on the sale of the company’s remaining pooled trust preferred securities. Excluding securities gains, adjusted core net income (non-GAAP) for the year ended December 31, 2019 was $108.1 million, an increase of $5.7 million, or 5.6%, from the previous year.

Net Interest Margin and Net Interest Income
The net interest margin for the fourth quarter of 2019 was 3.73%, a decrease of three basis points from the previous quarter and an increase of three basis points from the fourth quarter of 2018. Loan yields decreased 17 basis points from the previous quarter due to the repricing of variable and adjustable rate loans and lower replacement yields on new loans. Average loans increased $99 million, or 6.5% (annualized) from the previous quarter, including $25 million of average organic loan growth (excluding acquired loans).
The total cost of interest-bearing demand and savings deposits decreased six basis points from the previous quarter. Average noninterest bearing deposits grew $113 million, or 28.9% (annualized) from the previous quarter, including $49 million of average organic noninterest bearing deposit growth (excluding acquired deposits).
The increase in the net interest margin from the prior year quarter was primarily due to a seven basis point decrease in total funding costs due to an improved funding mix, as the company was able to pay down higher cost short-term borrowings with acquired deposits.
The net interest margin for the year ended December 31, 2019 was 3.75%, an increase of four basis points from the previous year. The increase from the prior year was due to a $399 million increase in average interest earning assets and a $115 million increase in average noninterest bearing deposits. The yield on interest-earning assets increased 21 basis points, which was partially offset by a 25 basis point increase in the cost of interest-bearing liabilities. The yield on total loans increased by 26 basis points compared to the prior year, while the cost of deposits increased by 21basis points.
For the year ended December 31, 2019, total average loans grew $405 million, or 7.3% and includes $373 million of average organic loan growth (excluding acquired loans) from the prior year. For the year ended December 31, 2019, total average deposits grew $500 million, or 8.6% and includes $351 million of average organic loan growth (excluding acquired deposits) from the prior year.
Credit Quality
At December 31, 2019, nonperforming loans were $32.2 million, a decrease of $3.1 million from the prior quarter and relatively unchanged from the fourth quarter of 2018. Nonperforming loans as a percentage of total loans were 0.52%, 0.58% and 0.55% for the periods ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.
The provision for credit losses totaled $4.9 million in the fourth quarter of 2019, an increase of $2.2 million from the previous quarter. The increase from the prior quarter was partially due to provision expense associated with organic loan growth and the resolution and chargeoff of two commercial credits.
Total provision for credit losses totaled $14.5 million for the year ended December 31, 2019 as compared to $12.5 million in the prior year. For the year ended December 31, 2019, net charge-offs were $10.7 million, or 0.18% of average loans, compared to $13.1 million in the prior year period, a decrease of $2.4 million.

For the originated loan portfolio at December 31, 2019, the general allowance for credit losses to total originated loans was 0.86%, compared to 0.87% at September 30, 2019 and 0.87% at December 31, 2018.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $22.5 million for the fourth quarter of 2019 as compared to $22.2 million for the third quarter of 2019 and $20.5 million for the fourth quarter of 2018. Swap fee income increased $1.3 million from the prior quarter, and was partially offset by a $0.9 million decrease in the gain on sale of mortgage loans.
For the year ended December 31, 2019, noninterest income (excluding security gains) totaled $85.5 million, an increase of $4.9 million from the year ended December 31, 2018. The increase from the prior year was due to a $2.3 million increase in gain on sale of mortgage loans, a $1.5 million increase in card related interchange income and a $1.5 million increase in swap fee income, partially offset by a $1.1 million decrease in derivative mark-to-market.
There were no material security gains during 2019; however, the company recognized an $8.1 million gain during the prior year following the successful auction call and sale of the company’s remaining pooled trust preferred securities.
Noninterest expense (excluding merger-related expenses) totaled $53.3 million for the fourth quarter of 2019, as compared to $51.2 million for the third quarter of 2019 and $50.0 million for the fourth quarter of 2018. The $2.1 million increase from the previous quarter was primarily the result of a $0.9 million increase in other professional fees, as well as a $0.5 million increase in occupancy expense and a $0.4 million increase in salaries and benefits due to a full quarterly impact of the aforementioned branch acquisition. This was partially offset by a $0.5 million decrease in advertising and promotion expense.
The $3.3 million increase compared to the prior year quarter was primarily due to higher operating expenses following the completion of the company’s aforementioned branch acquisition, partially offset by a $0.4 million decrease in FDIC insurance due to a quarterly assessment credit and a $0.2 million decrease in collection and repossession expense.
Full time equivalent staff was 1,484 at December 31, 2019, as compared to 1,511 at September 30, 2019 and 1,426 at December 31, 2018. The increase from the prior year is the result of the addition of employees from acquisitions and the continued expansion of the mortgage, SBA and commercial banking businesses.
Dividends and Capital
First Commonwealth Financial Corporation declared a quarterly common stock dividend of $0.11 per share, which is payable on February 21, 2020 to shareholders of record as of February 7, 2020. This dividend represents a 10.0% increase over the previous quarter and a 3.2% projected annual yield utilizing the January 27, 2020 closing market price of $13.82.

First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at December 31, 2019 were 14.3%, 12.0%, 10.2% and 10.9%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the quarter and year ended December 31, 2019 on Wednesday, January 29, 2020 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code #10138059. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 147 community banking offices in 28 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10‐K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$69,212	$68,875	$65,514	$271,610	$254,196
Provision for credit losses	4,895	2,708	1,499	14,533	12,531
Noninterest income	22,528	22,179	20,529	85,485	88,637
Noninterest expense	53,109	54,897	50,024	209,965	195,556
Net income	26,820	26,644	26,998	105,333	107,498
Core net income (5)	26,634	29,597	27,000	108,126	108,791

Earnings per common share (diluted)	$0.27	$0.27	$0.27	$1.07	$1.08
Core earnings per common share (diluted) (6)	$0.27	$0.30	$0.27	$1.10	$1.10

KEY FINANCIAL RATIOS

Return on average assets	1.30%	1.31%	1.39%	1.31%	1.42%
Core return on average assets (7)	1.29%	1.46%	1.39%	1.35%	1.44%
Return on average shareholders' equity	10.13%	10.22%	11.06%	10.32%	11.41%
Return on average tangible common equity (8)	14.99%	14.62%	16.09%	14.92%	16.67%
Core return on average tangible common equity (9)	14.89%	16.20%	16.09%	15.30%	16.87%
Core efficiency ratio (2)(10)	57.23%	55.73%	57.45%	56.97%	57.15%
Net interest margin (FTE) (1)	3.73%	3.76%	3.70%	3.75%	3.71%

Book value per common share	$10.74	$10.57	$9.90
Tangible book value per common share (11)	7.49	7.31	6.98
Market value per common share	14.51	13.28	12.08
Cash dividends declared per common share	0.10	0.10	0.09	$0.40	$0.35

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.52%	0.58%	0.55%
Nonperforming assets as a percent of total assets (3)	0.42%	0.46%	0.46%
Net charge-offs as a percent of average loans (annualized) (4)	0.21%	0.25%	0.31%
Allowance for credit losses as a percent of nonperforming loans (4)	160.28%	141.64%	149.14%
Allowance for credit losses as a percent of end-of-period loans (4)	0.83%	0.82%	0.83%
Allowance for credit losses (originated loans and leases) as a percent of total originated loans and leases	0.90%	0.91%	0.90%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.7%	12.7%	12.5%
Tangible common equity as a percent of tangible assets (12)	9.2%	9.2%	9.1%
Leverage Ratio	10.2%	10.1%	10.3%
Risk Based Capital - Tier I	12.0%	11.8%	12.3%
Risk Based Capital - Total	14.3%	14.1%	14.7%
Common Equity - Tier I	10.9%	10.7%	11.1%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
INCOME STATEMENT
Interest income	$81,038	$82,575	$77,945	$325,264	$292,257
Interest expense	12,233	14,130	12,896	55,402	40,035
Net Interest Income	68,805	68,445	65,049	269,862	252,222
Taxable equivalent adjustment (1)	407	430	465	1,748	1,974
Net Interest Income (FTE)	69,212	68,875	65,514	271,610	254,196
Provision for credit losses	4,895	2,708	1,499	14,533	12,531
Net Interest Income after Provision for Credit Losses (FTE)	64,317	66,167	64,015	257,077	241,665

Net securities gains	7	9	—	22	8,102
Trust income	2,100	2,325	1,887	8,321	7,901
Service charges on deposit accounts	5,134	4,954	4,757	18,926	18,175
Insurance and retail brokerage commissions	1,696	1,912	1,866	7,583	7,426
Income from bank owned life insurance	1,594	1,540	1,445	6,002	6,686
Gain on sale of mortgage loans	1,664	2,599	1,169	7,765	5,436
Gain on sale of other loans and assets	962	970	1,725	4,793	5,273
Card-related interchange income	5,877	5,629	5,258	21,677	20,187
Derivative mark-to-market	(181)	(45)	(2)	(269)	787
Swap fee income	1,763	421	759	3,397	1,874
Other income	1,912	1,865	1,665	7,268	6,790
Total Noninterest Income	22,528	22,179	20,529	85,485	88,637

Salaries and employee benefits	29,032	28,674	27,535	112,237	105,115
Net occupancy	5,045	4,521	4,287	18,923	17,219
Furniture and equipment	3,764	3,904	3,636	15,160	14,247
Data processing	2,704	2,825	2,706	10,692	10,470
Pennsylvania shares tax	1,237	1,189	1,477	4,602	4,875
Advertising and promotion	639	1,140	771	4,250	3,956
Intangible amortization	980	865	787	3,344	3,217
Collection and repossession	548	649	702	2,204	2,762
Other professional fees and services	1,876	969	1,473	4,631	4,473
FDIC insurance	55	35	417	1,219	2,007
Litigation and operational losses	423	308	351	1,687	1,162
Loss on sale or write-down of assets	326	152	205	1,724	1,080
Merger and acquisition related	(236)	3,738	3	3,536	1,637
Other operating expenses	6,716	5,928	5,674	25,756	23,336
Total Noninterest Expense	53,109	54,897	50,024	209,965	195,556

Income before Income Taxes	33,736	33,449	34,520	132,597	134,746
Taxable equivalent adjustment (1)	407	430	465	1,748	1,974
Income tax provision	6,509	6,375	7,057	25,516	25,274
Net Income	$26,820	$26,644	$26,998	$105,333	$107,498

Shares Outstanding at End of Period	98,311,840	98,319,081	98,518,668	98,311,840	98,518,668
Average Shares Outstanding Assuming Dilution	98,508,219	98,547,898	99,358,759	98,588,164	99,223,513

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2019	2019	2018
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$102,346	$112,241	$95,934
Interest-bearing bank deposits	19,510	16,408	3,013
Securities available for sale, at fair value	919,053	823,944	941,373
Securities held to maturity, at amortized cost	337,123	357,890	393,855
Loans held for sale	15,989	20,288	11,881

Loans	6,189,148	6,099,561	5,774,139
Allowance for credit losses	(51,637)	(50,035)	(47,764)
Net loans	6,137,511	6,049,526	5,726,375

Goodwill and other intangibles	319,694	320,505	287,240
Other assets	457,547	451,225	368,584
Total Assets	$8,308,773	$8,152,027	$7,828,255

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,690,247	$1,657,507	$1,466,213

Interest-bearing demand deposits	254,981	263,312	180,209
Savings deposits	3,896,536	3,867,034	3,401,354
Time deposits	835,851	890,143	850,216
Total interest-bearing deposits	4,987,368	5,020,489	4,431,779

Total deposits	6,677,615	6,677,996	5,897,992

Short-term borrowings	201,853	83,735	721,823
Long-term borrowings	234,182	234,404	185,056
Total borrowings	436,035	318,139	906,879

Other liabilities	139,458	116,862	47,995
Shareholders' equity	1,055,665	1,039,030	975,389
Total Liabilities and Shareholders' Equity	$8,308,773	$8,152,027	$7,828,255

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Years Ended
	December 31,	Yield/	September 30,	Yield/	December 31,	Yield/	December 31,	Yield/	December 31,	Yield/
	2019	Rate	2019	Rate	2018	Rate	2019	Rate	2018	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$6,141,614	4.76%	$6,042,822	4.93%	$5,704,468	4.81%	$5,987,397	4.90%	$5,582,651	4.64%
Securities and interest-bearing bank deposits (FTE) (1)	1,226,892	2.51%	1,226,270	2.58%	1,316,488	2.79%	1,261,822	2.68%	1,267,471	2.79%
Total Interest-Earning Assets (FTE) (1)	7,368,506	4.39%	7,269,092	4.53%	7,020,956	4.43%	7,249,219	4.51%	6,850,122	4.30%
Noninterest-earning assets	832,509		780,960		712,047		780,833		705,234
Total Assets	$8,201,015		$8,050,052		$7,733,003		$8,030,052		$7,555,356

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,171,663	0.55%	$3,933,091	0.61%	$3,601,354	0.45%	$3,891,262	0.57%	$3,620,766	0.37%
Time deposits	856,076	1.69%	863,714	1.75%	842,123	1.40%	864,056	1.68%	749,408	1.13%
Short-term borrowings	100,698	0.88%	323,041	1.99%	633,363	2.10%	391,547	2.12%	618,957	1.74%
Long-term borrowings	234,274	4.37%	234,497	4.51%	185,144	5.29%	216,383	4.80%	147,915	5.13%
Total Interest-Bearing Liabilities	5,362,711	0.91%	5,354,343	1.05%	5,261,984	0.97%	5,363,248	1.03%	5,137,046	0.78%
Noninterest-bearing deposits	1,673,188		1,560,478		1,456,983		1,549,507		1,434,233
Other liabilities	114,523		101,328		45,445		96,896		41,740
Shareholders' equity	1,050,593		1,033,903		968,591		1,020,401		942,337
Total Noninterest-Bearing Funding Sources	2,838,304		2,695,709		2,471,019		2,666,804		2,418,310
Total Liabilities and Shareholders' Equity	$8,201,015		$8,050,052		$7,733,003		$8,030,052		$7,555,356

Net Interest Margin (FTE) (annualized)(1)		3.73%		3.76%		3.70%		3.75%		3.71%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	December 31,	September 30,	December 31,
	2019	2019	2018
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,241,853	$1,210,936	$1,138,473
Commercial real estate	2,117,519	2,124,240	2,123,544
Real estate construction	375,149	334,533	305,875
Total Commercial	3,734,521	3,669,709	3,567,892

Consumer Loan Portfolio:
Closed-end mortgages	1,094,281	1,081,170	1,037,124
Home equity lines of credit	587,081	585,050	525,281
Real estate construction	73,890	85,748	53,103
Total Real Estate - Consumer	1,755,252	1,751,968	1,615,508

Auto loans	573,699	553,617	481,954
Direct installment	47,738	46,704	37,454
Personal lines of credit	71,103	70,441	63,131
Student loans	6,835	7,122	8,200
Total Other Consumer	699,375	677,884	590,739
Total Consumer Portfolio	2,454,627	2,429,852	2,206,247
Total Portfolio Loans	6,189,148	6,099,561	5,774,139
Loans held for sale	15,989	20,288	11,881
Total Loans	$6,205,137	$6,119,849	$5,786,020

	December 31,	September 30,	December 31,
	2019	2019	2018
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$18,638	$16,227	$11,509
Troubled debt restructured loans on nonaccrual basis	6,037	11,074	11,761
Troubled debt restructured loans on accrual basis	7,542	8,024	8,757
Total Nonperforming Loans	$32,217	$35,325	$32,027
Other real estate owned ("OREO")	2,228	1,622	3,935
Repossessions ("Repos")	628	486	266
Total Nonperforming Assets	$35,073	$37,433	$36,228
Loans past due in excess of 90 days and still accruing	2,073	2,054	1,582
Classified loans	52,031	50,719	40,241
Criticized loans	100,607	128,691	127,235

Nonperforming assets as a percentage of total loans, plus OREO and Repos (4)	0.57%	0.61%	0.63%
Allowance for credit losses	$51,637	$50,035	$47,764

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$1,115	$729	$1,672	$3,067	$4,506
Real estate construction	—	(74)	(42)	(158)	(141)
Commercial real estate	298	1,301	1,489	1,819	3,777
Residential real estate	300	366	243	727	952
Loans to individuals	1,580	1,412	1,119	5,205	3,971
Net Charge-offs	$3,293	$3,734	$4,481	$10,660	$13,065

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.21%	0.25%	0.31%	0.18%	0.23%
Provision for credit losses as a percentage of net charge-offs	148.65%	72.52%	33.45%	136.33%	95.91%
Provision for credit losses	$4,895	$2,708	$1,499	$14,533	$12,531

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21% for 2019 and 2018.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018

Net Income	$26,820	$26,644	$26,998	$105,333	$107,498
Intangible amortization	980	865	787	3,344	3,217
Tax benefit of amortization of intangibles	(206)	(182)	(165)	(702)	(676)
Net Income, adjusted for tax affected amortization of intangibles	27,594	27,327	27,620	107,975	110,039

Average Tangible Equity:
Total shareholders' equity	$1,050,593	$1,033,903	$968,591	$1,020,401	$942,337
Less: intangible assets	320,077	292,529	287,610	296,645	282,281
Tangible Equity	730,516	741,374	680,981	723,756	660,056
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$730,516	$741,374	$680,981	$723,756	$660,056

(8)Return on Average Tangible Common Equity	14.99%	14.62%	16.09%	14.92%	16.67%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018

Core Net Income:
Total Net Income	$26,820	$26,644	$26,998	$105,333	$107,498
Merger & acquisition related expenses	(236)	3,738	3	3,536	1,637
Tax benefit of merger & acquisition related expenses	50	(785)	(1)	(743)	(344)
(5) Core net income	26,634	29,597	27,000	108,126	108,791
Average Shares Outstanding Assuming Dilution	98,508,219	98,547,898	99,358,759	98,588,164	99,223,513
(6) Core Earnings per common share (diluted)	$0.27	$0.30	$0.27	$1.10	$1.10

Intangible amortization	980	865	787	3,344	3,217
Tax benefit of amortization of intangibles	(206)	(182)	(165)	(702)	(676)
Core Net Income, adjusted for tax affected amortization of intangibles	$27,408	$30,280	$27,622	$110,768	$111,332

(9) Core Return on Average Tangible Common Equity	14.89%	16.20%	16.09%	15.30%	16.87%

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Core Return on Average Assets:
Total Net Income	$26,820	$26,644	$26,998	$105,333	$107,498
Total Average Assets	8,201,015	8,050,052	7,733,003	8,030,052	7,555,356
Return on Average Assets	1.30%	1.31%	1.39%	1.31%	1.42%

Core Net Income (5)	$26,634	$29,597	$27,000	$108,126	$108,791
Total Average Assets	8,201,015	8,050,052	7,733,003	8,030,052	7,555,356
(7) Core Return on Average Assets	1.29%	1.46%	1.39%	1.35%	1.44%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Core Efficiency Ratio:
Total Noninterest Expense	$53,109	$54,897	$50,024	$209,965	$195,556
Adjustments to Noninterest Expense:
Unfunded commitment reserve	(240)	(466)	(203)	(475)	(162)
Intangible amortization	980	865	787	3,344	3,217
Merger and acquisition related	(236)	3,738	3	3,536	1,637
Noninterest Expense - Core	$52,605	$50,760	$49,437	$203,560	$190,864

Net interest income, fully tax equivalent	$69,212	$68,875	$65,514	$271,610	$254,196
Total noninterest income	22,528	22,179	20,529	85,485	88,637
Net securities gains	(7)	(9)	—	(22)	(8,102)
Total Revenue	$91,733	$91,045	$86,043	$357,073	$334,731

Adjustments to Revenue:
Derivative mark-to-market	(181)	(45)	(2)	(269)	787
Total Revenue - Core	$91,914	$91,090	$86,045	$357,342	$333,944

(10)Core Efficiency Ratio	57.23%	55.73%	57.45%	56.97%	57.15%

	December 31,	September 30,	December 31,
	2019	2019	2018
Tangible Equity:
Total shareholders' equity	$1,055,665	$1,039,030	$975,389
Less: intangible assets	319,694	320,505	287,240
Tangible Equity	735,971	718,525	688,149
Less: preferred stock	—	—	—
Tangible Common Equity	$735,971	$718,525	$688,149

Tangible Assets:
Total assets	$8,308,773	$8,152,027	$7,828,255
Less: intangible assets	319,694	320,505	287,240
Tangible Assets	$7,989,079	$7,831,522	$7,541,015

(12)Tangible Common Equity as a percentage of Tangible Assets	9.21%	9.17%	9.13%

Shares Outstanding at End of Period	98,311,840	98,319,081	98,518,668
(11)Tangible Book Value Per Common Share	$7.49	$7.31	$6.98

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.